[LETTERHEAD OF CRAVATH, SWAINE & MOORE]





                                                                  March 19, 1996


                                  Salomon Inc
                       Registration Statement on Form S-3


Dear Ladies and Gentlemen:

                  We have acted a special counsel for Salomon Inc, a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange
Commission (the "Commission") of a Registration Statement on
Form S-3 (the "Registration Statement") relating to (i) debt securities of the Company, which may be senior (the "Senior
Securities") or subordinated (the "Subordinated Securities", and collectively with the Senior Securities, the "Debt
Securities"); (ii) warrants to purchase Debt Securities (the
"Debt Warrants"); (iii) shares of preferred stock, without par value, of the Company (the "Preferred Stock"); (iv) warrants to purchase shares of Preferred Stock (the
"Preferred Stock Warrants"); (v) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the
"Depositary Shares"); (vi) Common Stock, par value $1.00, of the Company (the "Common Stock"); (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"); and
(viii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or a number of securities that will be determined by reference to prices, yields, levels or other specified objective measure. The
Debt Warrants, Preferred Stock Warrants, Common Stock
Warrants and the Index Warrants are referred to herein as the "Warrants", and the Debt Securities, Preferred Stock,
Depositary Shares, Common Stock and the Warrants are referred to herein collectively as the "Offered Securities".
The Offered Securities being registered under the



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Registration Statement together with securities registered
under previoulsy filed registration statements will have an aggregate initial offering price of up to $10,000,000,000 or the equivalent hereof in foreign currencies or composite currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Act").

                  Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of December 1, 1988, as amended (the "Senior Indenture"), between the Company and Citibank, N.A. (the "Senior Trustee"), as Senior Trustee, and the Subordinated
Securities will be issued under an Indenture dated as of December 1, 1988, as amended (the "Subordinated Indenture"), between the Company and Bankers Trust Company (the "Subordinated Trustee" and together with Citibank, N.A., the "Trustees") as Subordinated Trustee. The Preferred Stock will be issued pursuant to a Certificate of Designations
(the "Certificate of Designations") relating to a particular series of Preferred Stock. The Depositary Shares will be issued under a Deposit Agreement (the "Deposit Agreement"). The Warrants will be issued under one or more debt warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant Agreement.

                  In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including without limitation the following: (a) the Certificate of Incorporation, as amended of the Company; (b) the By-laws of the Company; (c) the Senior Indenture; (d) the Subordinated Indenture; (e) the form of proposed Deposit Agreement; (f) the form of the proposed Warrant Agreements; (g) forms of the Securities;
(h) the form of the Global Selling Agency Agreement; (i) the form of the Continuous Underwriting Agreement; and
(j) resolutions of the Board of Directors of the Company and a related certificate of an officer of the Company.

                  Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable


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laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the

Securities and Exchange Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

                  (1) The Company is duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

                  (2) With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable,
         (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F)

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         such Debt Securities have been duly executed,
         authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law);

                  (3) with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

                  (4) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary
         Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying


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         such Depositary Shares and the filing of the
         Certificate of Designation relating to the Preferred Stock underlying such Depositary Shares and the filing the Certificate of Designation with the Secretary of State of the State of Delaware, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

                  (5) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Capital
         Stock), then the shares of Capital Stock will be validly issued, fully paid and nonassessable; and

                  (6) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly

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         authorized and validly executed and delivered by the
         Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.


                  We are aware that we are referred to under the heading "Legal Opinions" in the prospectuses forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.
In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,





Salomon Inc
      Seven World Trade Center
           New York, NY 10048